Exhibit 99.1

NEWS RELEASE
For Immediate Release:
February 25, 2026
Sterling Reports Strong Fourth Quarter and Full Year 2025 Results
and Issues Full Year 2026 Guidance

THE WOODLANDS, TX – February 25, 2026 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced strong financial results for the fourth quarter of 2025.
The financial comparisons herein are to the prior year quarter, unless otherwise noted.
Fourth Quarter 2025
Results:
Please note that in the fourth quarter of 2024, the deconsolidation of our RHB joint venture resulted in a change in our accounting of the joint venture such that revenue and backlog are no longer included in our consolidated results. Please see the "Historical Quarterly Backlog Information” section below for reconciliations to historical figures. Additionally, the deconsolidation of RHB in the fourth quarter of 2024 resulted in a one-time pre-tax gain of $91 million, or $2.18 per fully diluted share post-tax, in the period. Please see the GAAP to non-GAAP reconciliations included with this press release that adjust for this and other items.
•Revenues of $755.6 million. Revenues increased 51% on a GAAP basis. The CEC acquisition contributed $129.1 million to revenue in the quarter.
•Net income of $87.6 million, or $2.81 per diluted share. Earnings per diluted share in the fourth quarter of 2024 were $3.64 on a GAAP basis, or $1.46 per diluted share excluding the RHB-related one-time gain.
•EBITDA(1) of $140.6 million. This compares to prior-year EBITDA of $167.4 million as reported, or $76.2 million excluding the RHB-related one-time gain.

Adjusted Results:
•Revenue increased 69% excluding RHB from fourth quarter of 2024.
•Adjusted net income(1) of $96.0 million, or $3.08 per diluted share, increases of 78% for both metrics.
•Adjusted EBITDA(1) of $142.1 million, an increase of 70%.

Additional Financial Metrics:
•Cash flows from operations totaled $440.0 million for the twelve months ended December 31, 2025.
•Cash and cash equivalents totaled $390.7 million at December 31, 2025.
•Backlog at December 31, 2025 was $3.01 billion, up 78% from prior year. The CEC acquisition contributed $488.9 million to backlog; excluding this contribution, backlog increased 49%.
•Combined backlog(2) at December 31, 2025 was $3.31 billion, up 81% from prior year. The CEC acquisition contributed $715.2 million to combined backlog; excluding this contribution, combined backlog increased 42%.
•Share repurchases totaled $25.7 million in the quarter at an average price of $310.09 per share.
(1) See “Non-GAAP Measures”, “Adjusted Net Income Reconciliation”, and “EBITDA Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $300.7 million at December 31, 2025, with $226.4 million of Unsigned Awards contributed from CEC.

Full Year 2025 Results
•For the full year ended December 31, 2025, revenue increased by 18% on a GAAP basis, or 32% excluding RHB from the 2024 period, to $2.49 billion.
•The Company reported net income of $290.2 million, or $9.38 per diluted share in 2025, versus $257.5 million, or $8.27 per diluted share in 2024.
•Adjusted net income(1) increased 53% to $336.7 million, or $10.88 per diluted share in 2025, versus $220.7 million, or $7.09 per diluted share in 2024.
•EBITDA(1) increased 15% to $472.0 million in 2025, versus $410.9 million in 2024.
•Adjusted EBITDA(1) increased 47% to $503.8 million in 2025, versus $343.8 million in 2024.
CEO Remarks and Outlook
“2025 was another outstanding year for Sterling as we grew adjusted net income by 53% to deliver adjusted diluted EPS of $10.88, surpassing the upper end of our previously guided range. Additionally, we grew revenue by 32% as adjusted for RHB, and adjusted EBITDA margin exceeded 20% for the first time in Sterling’s history. Further, we generated strong operating cash flow of $440 million,” stated Joe Cutillo, Sterling’s Chief Executive Officer. We are very proud of our teams and all that they have accomplished this year.”
Mr. Cutillo continued, “The strength of our portfolio was also evident in our fourth quarter results, as we delivered top line growth of 69% and organic growth of 36%, as adjusted. Bottom-line performance was even stronger with adjusted diluted earnings per share rising 78% to reach $3.08. Gross profit margins in the quarter of 22% marked a new fourth quarter record, as we have shifted the business toward higher-margin service offerings. The combination of strong revenue growth and gross margin expansion contributed to adjusted EBITDA growth of 70%.
Looking forward, we remain extremely positive on our outlook. We ended the year with signed backlog of $3.0 billion, which grew 78% from year end 2024, and 49% on a same-store basis. Combined backlog grew 81% from year end 2024 and 42% on a same-store basis. Fourth quarter book to burn ratios were 1.64x for backlog and 0.81x for combined backlog. Further, our pipeline of high-probability future phase work continues to grow and now totals over $1 billion. All together, our signed backlog, unsigned awards, and future phase opportunities give us visibility into a pool of work approaching $4.5 billion. In addition, bid activity in early 2026 has been very strong and we have good visibility into sizable awards in the first half of 2026.”
Mr. Cutillo added, “Taking a deeper look at our segment results in the fourth quarter, in E-Infrastructure Solutions, we achieved 123% revenue growth and 91% adjusted operating income growth, driven by a combination of strong organic growth and contributions from the CEC acquisition. Revenue for the legacy site development business increased 67% and operating margins were flat with prior year levels. Trends in the electrical business remain positive, with revenue growth of 21% over the pre-acquisition fourth quarter 2024 and margins that were in line with our expectations. E-Infrastructure signed backlog increased 79% from year-end 2024 and 31% on a same-store basis. Mission-critical work, which we define as data center, manufacturing, and semiconductor, represented 84% of our E-Infrastructure backlog at year end. Additionally, we are gaining traction in our efforts to cross-sell CEC’s mission-critical electrical services and Sterling’s best-in-class site development services.
Transportation Solutions revenue increased 24% and adjusted operating income grew 103%, driven by strength in our Rocky Mountain market, strong execution, and mix shift toward higher-margin projects. The downsizing of our low-bid Texas heavy highway business is progressing to plan, which should continue to benefit margins as we move through 2026.
In Building Solutions, revenue declined 9% and adjusted operating income declined 35%. Our residential businesses continues to be impacted by the slowdown in the housing market, as prospective homebuyers are facing affordability challenges. We remain bullish on the multi-year demand trends in our key geographies, but expect soft market conditions to persist in the near term.”
“We believe 2026 will be another excellent year for Sterling. We are initiating 2026 guidance that reflects the strong momentum across the business, backlog position, and visibility into future opportunities. The midpoints of our 2026
(1) See “Non-GAAP Measures”, “Adjusted Net Income Reconciliation”, and “EBITDA Reconciliation” sections below for more information.

guidance would represent 25% year-over-year revenue growth, 26% adjusted diluted earnings per share growth and 28% adjusted EBITDA growth,” Mr. Cutillo concluded.
Full Year 2026 Guidance
•Revenue of $3.05 billion to $3.20 billion
•Net Income of $365 million to $384 million
•Diluted EPS of $11.65 to $12.25
•EBITDA(1) of $587 million to $620 million
Full Year 2026 Adjusted Guidance
Please see the “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for reconciliations of GAAP to non-GAAP measures and comparable 2025 results.
•Adjusted Net Income(1) of $422 million to $441 million
•Adjusted Diluted EPS(1) of $13.45 to $14.05
•Adjusted EBITDA(1) of $626 million to $659 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Thursday, February 26, 2026 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services and mission-critical electrical services for data centers, semiconductor fabrication, manufacturing, distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, plumbing services, and surveys for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.

Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”
Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful
(1) See “Non-GAAP Measures”, “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for more information.

supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted operating income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the anticipated benefits of the CEC acquisition; our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; our pool of future work; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues	$755,613	$498,833	$2,490,049	$2,115,756
Cost of revenues	(591,495)	(392,156)	(1,917,735)	(1,689,633)
Gross profit	164,118	106,677	572,314	426,123
General and administrative expense	(48,611)	(32,598)	(154,814)	(118,424)
Intangible asset amortization	(7,114)	(4,180)	(22,188)	(17,037)
Acquisition related costs	(304)	(212)	(8,327)	(421)
Earn-out income (expense)	4,760	(1,756)	731	(4,756)
Other operating income (expense), net	7,118	(5,660)	18,200	(20,863)
Operating income	119,967	62,271	405,916	264,622
Interest income	2,942	7,824	22,347	27,622
Interest expense	(5,419)	(5,792)	(19,786)	(25,255)
Gain on deconsolidation of subsidiary, net	—	91,289	—	91,289
Income before income taxes	117,490	155,592	408,477	358,278
Income tax expense	(25,793)	(38,400)	(98,752)	(87,360)
Net income, including noncontrolling interests	91,697	117,192	309,725	270,918
Less: Net income attributable to noncontrolling interests	(4,100)	(3,979)	(19,572)	(13,457)
Net income attributable to Sterling common stockholders	$87,597	$113,213	$290,153	$257,461

Net income per share attributable to Sterling common stockholders:
Basic	$2.85	$3.69	$9.50	$8.35
Diluted	$2.81	$3.64	$9.38	$8.27

Weighted average common shares outstanding:
Basic	30,696	30,696	30,542	30,830
Diluted	31,161	31,121	30,947	31,146

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
Revenues	2025	% of Revenue	2024	% of Revenue	2025	% of Revenue	2024	% of Revenue
E-Infrastructure Solutions	$521,002	69%	$234,041	47%	$1,466,777	59%	$923,728	44%
Transportation Solutions	152,726	20%	174,664	35%	640,674	26%	783,659	37%
Building Solutions	81,885	11%	90,128	18%	382,598	15%	408,369	19%
Total Revenues	$755,613		$498,833		$2,490,049		$2,115,756

Operating Income
E-Infrastructure Solutions	$109,018	20.9%	$56,437	24.1%	$346,041	23.6%	$203,359	22.0%
Transportation Solutions	16,205	10.6%	8,715	5.0%	77,810	12.1%	50,869	6.5%
Building Solutions	6,108	7.5%	11,002	12.2%	39,067	10.2%	53,839	13.2%
Segment Operating Income	131,331	17.4%	76,154	15.3%	462,918	18.6%	308,067	14.6%
Corporate G&A Expense	(15,820)		(11,915)		(49,406)		(38,268)
Acquisition Related Costs	(304)		(212)		(8,327)		(421)
Earn-out Income (Expense)	4,760		(1,756)		731		$(4,756)
Total Operating Income	$119,967	15.9%	$62,271	12.5%	$405,916	16.3%	$264,622	12.5%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$390,721	$664,195
Accounts receivable	501,163	247,050
Contract assets	101,154	55,387
Receivables from and equity in construction joint ventures	6,179	5,811
Receivable from affiliate	—	32,054
Other current assets	35,245	17,383
Total current assets	1,034,462	1,021,880
Property and equipment, net	278,269	236,795
Investment in unconsolidated subsidiary	105,813	107,400
Operating lease right-of-use assets, net	58,167	52,668
Goodwill	585,221	264,597
Other intangibles, net	554,702	316,390
Other non-current assets, net	17,197	17,044
Total assets	$2,633,831	$2,016,774
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$226,810	$130,420
Contract liabilities	652,357	508,846
Current maturities of long-term debt	15,146	26,423
Current portion of long-term lease obligations	18,679	20,498
Accrued compensation	62,657	36,774
Other current liabilities	46,805	18,997
Total current liabilities	1,022,454	741,958
Long-term debt	275,903	289,898
Long-term lease obligations	40,186	32,455
Deferred tax liability, net	123,145	109,360
Other long-term liabilities	65,708	16,625
Total liabilities	1,527,396	1,190,296
Stockholders’ equity:
Common stock	315	312
Additional paid in capital	366,101	288,395
Treasury stock, at cost	(130,547)	(63,121)
Retained earnings	872,648	582,495
Total Sterling stockholders’ equity	1,108,517	808,081
Noncontrolling interests	(2,082)	18,397
Total stockholders’ equity	1,106,435	826,478
Total liabilities and stockholders’ equity	$2,633,831	$2,016,774

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$309,725	$270,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,114	68,410
Amortization of debt issuance costs and non-cash interest	787	1,146
Gain on disposal of property and equipment	(2,837)	(3,473)
Gain on deconsolidation of subsidiary, net	—	(91,289)
Distribution of earnings from unconsolidated subsidiary	23,803	—
Equity in earnings from unconsolidated subsidiary	(15,934)	—
Deferred taxes	13,786	32,573
Stock-based compensation	24,181	19,003
Changes in operating assets and liabilities	9,363	199,816
Net cash provided by operating activities	439,988	497,104
Cash flows from investing activities:
Acquisitions, net of cash acquired	(482,333)	(11,223)
Disposition proceeds	2,000	—
Deconsolidation, net of cash	—	(103,829)
Capital expenditures	(77,312)	(80,954)
Proceeds from sale of property and equipment	5,722	10,157
Net cash used in investing activities	(551,923)	(185,849)
Cash flows from financing activities:
Repayments of debt	(24,860)	(26,539)
Repurchase of common stock	(74,200)	(70,596)
Distributions to noncontrolling interest owners	(40,051)	—
Withholding taxes paid on net share settlement of equity awards	(21,019)	(21,452)
Debt issuance costs	(1,409)	—
Other	—	(36)
Net cash used in financing activities	(161,539)	(118,623)
Net change in cash, cash equivalents, and restricted cash	(273,474)	192,632
Cash, cash equivalents and restricted cash at beginning of period	664,195	471,563
Cash, cash equivalents and restricted cash at end of period	390,721	664,195
Less: restricted cash	—	—
Cash and cash equivalents at end of period	$390,721	$664,195

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income attributable to Sterling common stockholders	$87,597	$113,213	$290,153	$257,461
Gain on deconsolidation of subsidiary, net	—	(91,289)	—	(91,289)
Non-cash stock-based compensation	5,940	5,250	24,181	19,003
Intangible asset amortization (1)	8,985	4,180	29,673	17,037
Acquisition related costs	304	212	8,327	421
Earn-out (income) expense	(4,760)	1,756	(731)	4,756
Income tax impact of adjustments	(2,074)	20,559	(14,856)	13,356
Adjusted net income attributable to Sterling common stockholders (2)	$95,992	$53,881	$336,747	$220,745

Net income per share attributable to Sterling common stockholders:
Basic	$2.85	$3.69	$9.50	$8.35
Diluted	$2.81	$3.64	$9.38	$8.27

Adjusted net income per share attributable to Sterling common stockholders:
Basic	$3.13	$1.76	$11.03	$7.16
Diluted	$3.08	$1.73	$10.88	$7.09

Weighted average common shares outstanding:
Basic	30,696	30,696	30,542	30,830
Diluted	31,161	31,121	30,947	31,146

(1) For the three and twelve months ended December 31, 2025, intangible asset amortization includes $1,871 and $7,485, respectively related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out (income) expense, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's annual effective tax rate, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income attributable to Sterling common stockholders	$87,597	$113,213	$290,153	$257,461
Depreciation and amortization (1)	24,735	17,864	85,700	68,410
Interest expense (income), net	2,477	(2,032)	(2,561)	(2,367)
Income tax expense	25,793	38,400	98,752	87,360
EBITDA(2)	140,602	167,445	472,044	410,864
Gain on deconsolidation of subsidiary, net	—	(91,289)	—	(91,289)
Non-cash stock-based compensation	5,940	5,250	24,181	19,003
Acquisition related costs	304	212	8,327	421
Earn-out (income) expense	(4,760)	1,756	(731)	4,756
Adjusted EBITDA(3)	$142,086	$83,374	$503,821	$343,755

(1) For the three and twelve months ended December 31, 2025, depreciation and amortization includes $1,871 and $7,485, respectively, of intangible asset amortization and $276 and $1,101, respectively, of depreciation expense related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders adjusted for depreciation and amortization, net interest income/expense and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, acquisition related costs, and earn-out (income) expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
NON-GAAP SEGMENT INFORMATION
(In thousands)
(Unaudited)

The table below presents the three and twelve months ended December 31, 2025 and 2024 revenue and operating income by segment as adjusted for the 2024 period to conform to our 2025 presentation reflecting the deconsolidation of RHB on revenue and to exclude the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense on operating income:

	Three Months Ended December 31,				Twelve Months Ended December 31,
Revenues (Excluding RHB)	2025	% of Revenue	2024	% of Revenue	2025	% of Revenue	2024	% of Revenue
E-Infrastructure Solutions	$521,002	69%	$234,041	52%	$1,466,777	59%	$923,728	49%
Transportation Solutions	152,726	20%	123,387	28%	640,674	26%	547,783	29%
Building Solutions	81,885	11%	90,128	20%	382,598	15%	408,369	22%
Total Revenues (Excluding RHB) (1)	$755,613		$447,556		$2,490,049		$1,879,880

Adjusted Operating Income
E-Infrastructure Solutions	$115,409	22.2%	$60,316	25.8%	$365,407	24.9%	$218,746	23.7%
Transportation Solutions	18,629	12.2%	9,180	7.4%	87,157	13.6%	52,636	9.6%
Building Solutions	8,148	10.0%	12,632	14.0%	46,773	12.2%	60,386	14.8%
Adjusted Segment Operating Income	142,186	18.8%	82,128	18.4%	499,337	20.1%	331,768	17.6%
Corporate G&A Expense	(11,750)		(8,459)		(31,971)		(25,929)
Total Adjusted Operating Income (2)	$130,436	17.3%	$73,669	16.5%	$467,366	18.8%	$305,839	16.3%

(1) Due to the deconsolidation of RHB on December 31, 2024, beginning on January 1, 2025, the Company reports RHB’s operating income as a single line item (“Other operating income (expense), net”) in the Consolidated Statements of Operations. RHB’s revenue is no longer included in Sterling’s consolidated revenue in 2025. For the three and twelve months ended December 31, 2024, total GAAP revenue of $498,833 and $2,115,756, respectively, have been adjusted to exclude $51,277 and $235,876, respectively, of RHB revenue.

(2) The Company defines adjusted operating income as GAAP operating income excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense. For the three months ended December 31, 2025, GAAP operating income of $119,967 is adjusted to exclude $5,940 of non-cash stock-based compensation, $8,985 of intangible asset amortization (including $1,871 related to the basis difference of RHB), $304 of acquisition related costs, and $4,760 of earn-out expense.

For the twelve months ended December 31, 2025, GAAP operating income of $405,916 is adjusted to exclude $24,181 of non-cash stock-based compensation, $29,673 of intangible asset amortization (including $7,485 related to the basis difference of RHB), $8,327 of acquisition related costs, and $731 of earn-out expense.

For the three months ended December 31, 2024, GAAP operating income of $62,271 is adjusted to exclude $5,250 of non-cash stock-based compensation, $4,180 of intangible asset amortization, $212 of acquisition related costs, and $1,756 of earn-out expense.

For the twelve months ended December 31, 2024, GAAP operating income of $264,622 is adjusted to exclude $19,003 of non-cash stock-based compensation, $17,037 of intangible asset amortization, $421 of acquisition related costs, and $4,756 of earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME GUIDANCE RECONCILIATION
(In thousands)
(Unaudited)

	Full Year 2026 Guidance		Full Year
	Low	High	2025 Actual
Net income attributable to Sterling common stockholders	$365,000	$384,000	$290,153
Non-cash stock-based compensation	34,000	34,000	24,181
Intangible asset amortization (1)	36,000	36,000	29,673
Acquisition related costs	—	—	8,327
Earn-out expense (income)	5,000	5,000	(731)
Income tax impact of adjustments	(18,000)	(18,000)	(14,856)
Adjusted net income attributable to Sterling common stockholders (2)	$422,000	$441,000	$336,747

Net income per share attributable to Sterling common stockholders:
Diluted	$11.65	$12.25	$9.38

Adjusted net income per share attributable to Sterling common stockholders:
Diluted	$13.45	$14.05	$10.88

Weighted average common shares outstanding:
Diluted (2026 is approximate)	31,300	31,300	30,947

(1) Full year 2026 guidance includes intangible asset amortization of approximately $7,500 related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding the impact of the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out expense, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's annual effective tax rate, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2026 Guidance		Full Year 2025
	Low	High	Actual
Net income attributable to Sterling common stockholders	$365	$384	$290
Depreciation and amortization (1)	96	99	86
Interest expense (income), net	5	7	(3)
Income tax expense	121	130	99
EBITDA (2)	587	620	472
Non-cash stock-based compensation	34	34	24
Acquisition related costs	—	—	8
Earn-out expense (income)	5	5	(1)
Adjusted EBITDA(3)	$626	$659	$504

(1) Full year 2026 guidance and full year 2025 actual include depreciation and intangible asset amortization of approximately $1.1 million and $7.5 million, respectively, related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest, and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, acquisition related costs and earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY SEGMENT INFORMATION
(In thousands)
(Unaudited)

The following tables present our 2024 quarterly revenue by segment as adjusted to conform to our 2025 presentation reflecting the deconsolidation of RHB:

	2024 Quarters Ended (Unaudited)
Revenues (GAAP)	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$184,476	$241,312	$263,899	$234,041	$923,728
Transportation Solutions	148,969	232,775	227,251	174,664	783,659
Building Solutions	106,915	108,735	102,591	90,128	408,369
Total Revenues	$440,360	$582,822	$593,741	$498,833	$2,115,756

Revenues (RHB)
E-Infrastructure Solutions	$—	$—	$—	$—	$—
Transportation Solutions	38,464	73,947	72,188	51,277	235,876
Building Solutions	—	—	—	—	—
Total Revenues	$38,464	$73,947	$72,188	$51,277	$235,876

Revenues (Excluding RHB/Non-GAAP) (1)
E-Infrastructure Solutions	$184,476	$241,312	$263,899	$234,041	$923,728
Transportation Solutions	110,505	158,828	155,063	123,387	547,783
Building Solutions	106,915	108,735	102,591	90,128	408,369
Total Revenues	$401,896	$508,875	$521,553	$447,556	$1,879,880

(1) Due to the deconsolidation of RHB on December 31, 2024, beginning on January 1, 2025, RHB’s revenue is no longer included in Sterling’s consolidated revenue.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY SEGMENT INFORMATION
(In thousands)
(Unaudited)

The following tables present our 2024 quarterly operating income and adjusted operating income by segment:

	2024 Quarters Ended (Unaudited)
Operating Income (GAAP)	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$27,169	$51,677	$68,076	$56,437	$203,359
Transportation Solutions	8,132	15,449	18,573	8,715	50,869
Building Solutions	15,775	14,813	12,249	11,002	53,839
Segment Operating Income	51,076	81,939	98,898	76,154	308,067
Corporate G&A Expense	(7,915)	(8,104)	(10,334)	(11,915)	(38,268)
Acquisition Related Costs	(36)	(101)	(72)	(212)	(421)
Earn-out Expense	(1,000)	(1,000)	(1,000)	(1,756)	(4,756)
Total Operating Income	$42,125	$72,734	$87,492	$62,271	$264,622

Adjusted Operating Income (Non-GAAP)
E-Infrastructure Solutions	$31,345	$55,841	$71,244	$60,316	$218,746
Transportation Solutions	8,512	15,874	19,070	9,180	52,636
Building Solutions	17,403	16,423	13,928	12,632	60,386
Segment Operating Income	57,260	88,138	104,242	82,128	331,768
Corporate	(5,216)	(5,227)	(7,027)	(8,459)	(25,929)
Adjusted Operating Income (1)	$52,044	$82,911	$97,215	$73,669	$305,839

(1) The Company defines adjusted operating income as GAAP operating income excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense.

For the three months ended March 31, 2024, GAAP operating income of $42,125 is adjusted to exclude $4,586 of non-cash stock-based compensation, $4,297 of intangible asset amortization, $36 of acquisition related costs, and $1,000 of earn-out expense.

For the three months ended June 30, 2024, GAAP operating income of $72,734 is adjusted to exclude $4,796 of non-cash stock-based compensation, $4,280 of intangible asset amortization, $101 of acquisition related costs, and $1,000 of earn-out expense.

For the three months ended September 30, 2024, GAAP operating income of $87,492 is adjusted to exclude $4,371 of non-cash stock-based compensation, $4,280 of intangible asset amortization, $72 of acquisition related costs, and $1,000 of earn-out expense.

For the three months ended December 31, 2024, GAAP operating income of $62,271 is adjusted to exclude $5,250 of non-cash stock-based compensation, $4,180 of intangible asset amortization, $212 of acquisition related costs, and $1,756 of earn-out expense.

For the year ended December 31, 2024, GAAP operating income of $264,622 is adjusted to exclude $19,003 of non-cash stock-based compensation, $17,037 of intangible asset amortization, $421 of acquisition related costs, and $4,756 of earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY BACKLOG INFORMATION
(In thousands)
(Unaudited)

The following table presents our 2024 backlog as adjusted to conform to our 2025 presentation reflecting the deconsolidation of RHB:

	2024 Quarters Ended (Unaudited)
Backlog	March 31	June 30	September 30	December 31
Backlog (GAAP)	$2,352,126	$2,098,781	$2,055,081	$2,184,478
Less: RHB Backlog	(528,043)	(476,842)	(485,050)	(491,255)
Backlog excluding RHB	$1,824,083	$1,621,939	$1,570,031	$1,693,223